Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ICN MERGER SUBSIDIARY, INC.

WITH AND INTO

ICN PHARMACEUTICALS, INC.

Pursuant to Section 253 of the General Corporation of Law of the State of Delaware, ICN Pharmaceuticals, Inc ., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of ICN Merger Subsidiary, Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

FIRST:The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

SECOND:The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD:The Board of Directors of the Company, by the following resolutions duly adopted on October 29, 2003, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

Resolutions of
Board of Directors
of ICN Pharmaceuticals, Inc.

WHEREAS, ICN Pharmaceuticals, Inc. a Delaware corporation (the "Company"), owns all of the outstanding shares of the capital stock of ICN Merger Subsidiary, Inc., a Delaware corporation (the "Subsidiary"); and

WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing of (or at such subsequent time as may be specified in) the Certificate of Ownership and Merger filed in respect thereof (the "Effective Time"), the Subsidiary shall be merged with and into the Company with the Company being the surviving corporation (the "Merger");

FURTHER RESOLVED, that it is intended that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and that these resolutions constitute a plan of reorganization within the meaning of Section 368;

FURTHER RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company;

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger;

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof;

FURTHER RESOLVED, that the Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

"ARTICLE I

The name of the corporation is 'Valeant Pharmaceuticals International.'"

FURTHER RESOLVED, that, effective immediately following the Effective Time, the Bylaws of the Company shall be amended by deleting the name "ICN Pharmaceuticals, Inc." from the heading thereof and substituting therefor the name "Valeant Pharmaceuticals International";

FURTHER RESOLVED, that each officer of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, in the discretion of such officer to specify therein an Effective Time subsequent to the filing thereof and to file the same in the office of the Secretary of State of the State of Delaware;

FURTHER RESOLVED, that in connection with changing the Company's name, each officer of the Company is authorized, in the name and on behalf of the Company, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable;

FURTHER RESOLVED, that in order for the Company to comply with all applicable regulations and requirements of federal, state, local and foreign governmental agencies and exchanges, each officer of the Company is authorized, in the name and on behalf of the Company, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may, in his or her judgment, be required or advisable in connection with the Merger or the Company's name change;

FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, change the name in which the Company is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Company's name;

FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be necessary or desirable to, use any alternate name, fictitious name, assumed name or other name In such jurisdictions as the Company is qualified, if such officer determines it is necessary or desirable for the Company to use an alternate name, fictitious name, assumed name or other name;

FURTHER RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the New York Stock Exchange and, if such officer determines it required or advisable, any other exchanges on which the Company has listed securities, to reflect the change in the Company's name;

FURTHER RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Company in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects;

FURTHER RESOLVED, the form of certificate for the common stock of the Company attached hereto as Exhibit A is hereby approved and adopted;

FURTHER RESOLVED, that the corporate seal for the Company in the form impressed on Exhibit B hereto is hereby approved and adopted; and

FURTHER RESOLVED, that each officer of the Company is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

FOURTH:The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be "Valeant Pharmaceuticals International."

FIFTH:The Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

"ARTICLE I

The name of the corporation is 'Valeant Pharmaceuticals International.'"

SIXTH:This Certificate of Ownership and Merger, and the Merger provided for herein, and shall become effective at 12:01 a.m., Eastern Standard Time, on November 12, 2003.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 10th day of November, 2003.

ICN PHARMACEUTICALS, INC.
By: /s/ Bary G. Bailey Name: Bary G. Bailey Title: Executive Vice President and Chief Financial Officer